UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 8, 2010

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Mintflower Place, 4th floor 8 Par-La-Ville Rd, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

In upcoming presentations, Central European Media Enterprises Ltd. (the “Company”) will be providing certain information in respect of its preliminary estimates of its results of operations for the third quarter of 2010.

As it reported in July, the Company continues to expect that its revenues for the full year will be US$ 710.0 million to US$ 725.0 million and its Consolidated OIBDA will be US$ 100.0 million to US$ 115.0 million.  According to data from the European Union statistical agency, Eurostat, gross domestic product (“GDP”) in the Czech Republic and the Slovak Republic increased by 3.0% and 4.7%, respectively, in the second quarter of 2010 compared to the same period in 2009. Increases in GDP have historically correlated to subsequent increases in television advertising spending in the Company’s markets, including in the Czech Republic and the Slovak Republic, where the Company’s wholly owned subsidiary CET 21 spol. s r.o. and its subsidiaries (the “CET Group”) operate. Currently, the Company believes that television advertising spending is lagging behind GDP growth generally and, in particular, television advertising spending in the Slovak Republic continues to be lower year-on-year through the third quarter of 2010. As a result, the Company currently estimates that its third quarter revenues will be similar to revenues in the third quarter of 2009 and that its Consolidated OIBDA will be lower by US$ 3.0 million to US$ 6.0 million. Generally, the Company’s results are subject to seasonality in television advertising markets, with the strongest results occurring during the fourth quarter. If GDP in the CET Group's markets continues to grow through the third and fourth quarters of 2010, then the Company expects television advertising spending to increase, as the Company believes advertisers will gain confidence in the economic recovery in the Czech Republic and the Slovak Republic.

The Company does not present a reconciliation of anticipated Consolidated OIBDA for the year to December 31, 2010 to an equivalent U.S. GAAP measure because it has a significant amount of debt that is denominated in Euros, and consequently its earnings are subject to inherently unpredictable and potentially material foreign currency gains and losses.

In addition, on October 8, 2010, the Company issued a news release announcing plans by CET 21 spol. s r.o. to make a private placement of senior secured notes in the aggregate principal amount of €170,000,000 (approximately US$ 237.5 million). A copy of the press release is attached hereto as Exhibit 99.1.

Section 9. Financial Statements and Exhibits

Item 9.01- Financial Statements and Exhibits

(d)	The following exhibit is furnished under Item 7.01 as part of this report:

99.1	Press release dated October 8, 2010.

The information furnished under Item 7.01 “Regulation FD Disclosure” shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Date: October 8, 2010	/s/ David Sturgeon
David Sturgeon Deputy Chief Financial Officer